Exhibit 5

                                 FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                    FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                                            CLIENT/MATTER NUMBER
                                                                     037166/0172
                                 March 26, 1999



Harley-Davidson, Inc.
3700 West Juneau Avenue
Milwaukee, Wisconsin  53208

Ladies and Gentlemen:

         We have acted as counsel for Harley-Davidson, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 30,000 shares of the Company's common stock, $0.01 par value (the "Common Stock"), and related Preferred Stock Purchase Rights (the "Rights"), which may be issued pursuant to the Harley-Davidson, Inc. 1998 Non-Exempt Employee Stock Option Plan. The terms of the Rights are as set forth in that certain Form of Rights Agreement, dated as of August 6, 1990, as amended, by and between the Company and Firstar Bank, N.A. (as successor to Firstar Trust Company) (the "Rights Agreement").

         We have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Rights Agreement; (iv) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (v) resolutions of the Company's Board of Directors relating to the Plan; and (vi) such other documents and records as we have deemed necessary to enable us to render this Opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

         2. The Common Stock, when delivered from treasury and paid for in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of the Company for services performed not to exceed six (6) months service in any one case, as provided in
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

         3. The Rights to be issued with the Common Stock when issued pursuant to the terms of the Rights Agreement will be validly issued.


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Harley-Davidson, Inc.
March 26, 1999
Page 2


         We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                       Very truly yours,

                                       /s/ Foley & Lardner

                                       FOLEY & LARDNER